UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2015

   CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   Delaware

(State or Other Jurisdiction of Incorporation)

000-19029	57-1039637
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

   (843) 723-7700

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

On January 23, 2015, Carolina Financial Corporation (the “Company”) issued a news release announcing its results of operations for the year and three month-period ended December 31, 2014 and certain other information. A copy of the news release is attached hereto as Exhibit 99.1.

The news release also announced that the Company’s Board of Directors had declared a quarterly cash dividend of $0.03 per share payable on its common stock. The cash dividend will be payable on April 8, 2015 to stockholders of record as of March 18, 2015.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2015, Claudius (Bud) E. Watts was appointed to the Company’s Board of Directors. Mr. Watts will receive compensation as an outside director consistent with the Company’s standard compensation practices for outside directors.

Item 8.01.     Other Events.

The information set forth in Item 2.02 of the Current Report on Form 8-K is incorporated by reference in this Item 8.01.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	99.1	News Release dated January 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION,
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: January 23, 2015